EXHIBIT 99.1
NEWS RELEASE                             For Immediate Release
California Resources Corporation Provides
Comment on Market Speculation

Santa Clarita, California, March 27, 2020 - California Resources Corporation (NYSE: CRC), an independent California-based oil and gas exploration and production company, today issued the following statement on media speculation:

“Over the past five years, we have consistently pursued options to preserve and enhance the value of CRC and we are fighting hard for the best outcome for our shareholders and other stakeholders.  We have significant operating flexibility and are focusing on controlling what we can control, including reducing our capital program and operating costs. We will continue to consider all options with our advisors as we work through this unprecedented downturn and do not intend to provide updates on on-going discussions.”

About California Resources Corporation
California Resources Corporation is the largest oil and natural gas exploration and production company in California on a gross-operated basis. CRC operates its world-class resource base exclusively within the State of California, applying complementary and integrated infrastructure to gather, process and market its production. Using advanced technology, California Resources Corporation focuses on safely and responsibly supplying affordable energy for California by Californians.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties that could materially affect CRC's expected results of operations, liquidity, cash flows and business prospects. Such statements include those regarding CRC's expectations as to its future:

•	financial position, liquidity, cash flows and results of operations

•	business prospects

•	transactions and projects

•	operating costs

•	Value Creation Index (VCI) metrics, which are based on certain estimates including future production rates, costs and commodity prices

•	operations and operational results including production, hedging and capital investment

•	budgets and maintenance capital requirements

•	reserves

•	type curves

•	expected synergies from acquisitions and joint ventures
Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. While CRC believes assumptions or bases underlying its expectations are reasonable and make them in good faith, they almost always vary from actual results, sometimes materially. CRC also believes third-party statements it cites are accurate, but has not independently verified them and does not warrant their accuracy or completeness. Factors (but not necessarily all the factors) that could cause results to differ include:

•	commodity price changes

•	debt limitations on CRC's financial flexibility

•	insufficient cash flow to fund planned investments, debt repurchases or changes to CRC's capital plan

•	inability to enter desirable transactions, including acquisitions, asset sales and joint ventures

•
legislative or regulatory changes, including those related to drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of our products

•	joint ventures and acquisitions and CRC's ability to achieve expected synergies

•	the recoverability of resources and unexpected geologic conditions

•	incorrect estimates of reserves and related future cash flows and the inability to replace reserves

•	changes in business strategy

•	PSC effects on production and unit production costs

•	effect of stock price on costs associated with incentive compensation

•	insufficient capital, including as a result of lender restrictions, unavailability of capital markets or inability to attract potential investors

•	effects of hedging transactions

•	equipment, service or labor price inflation or unavailability

•	availability or timing of, or conditions imposed on, permits and approvals

•	lower-than-expected production, reserves or resources from development projects, joint ventures or acquisitions, or higher-than-expected decline rates

•	disruptions due to accidents, mechanical failures, transportation or storage constraints, natural disasters, labor difficulties, cyber attacks or other catastrophic events

•	factors discussed in “Risk Factors” in CRC's Annual Report on Form 10-K available on its website at crc.com.
Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "goal," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "target, "will" or "would" and similar words that reflect the prospective nature of events or outcomes typically identify forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and CRC undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Scott Espenshade (Investor Relations) 818-661-6010 Scott.Espenshade@crc.com	Margita Thompson (Media) 818-661-6005 Margita.Thompson@crc.com